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               SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             Form 8-K


                          Current Report
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 5, 1997
                                                  (September 4, 1997)


                       NEXTEL COMMUNICATIONS, INC.
        (Exact name of registrant as specified in its charter)


        Delaware                    0-19656               36-3939651
(State or other jurisdiction    (Commission File       (I.R.S. Employer
    of incorporation)               Number)           Identification No.)

  1505 Farm Credit Drive, Suite 100, McLean, Virginia       22102
       (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code:  (703) 394-3000



      (Former name or former address, if changed since last report)


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Item 5. Other Events.

     Nextel Communications, Inc. ("Nextel"), Nextel Finance Company, a wholly owned subsidiary of Nextel ("NFC"), and certain subsidiaries of Nextel have entered into definitive agreements which became effective on September 4, 1997 with respect to $500.0 million in additional financing, increasing Nextel's total secured financing capacity under its financing agreements to $2.5 billion. These agreements provided for (i) amendments to the existing secured credit facility with certain banks ( the "Bank Credit Facility") pursuant to which $250.0 million in additional term loans were made, (ii) amendments to the existing secured credit facility with Motorola, Inc., and NTFC Capital Corporation and certain lenders (the "Vendor Credit Facility") pursuant to which $50.0 million in additional term loans will be made available by Motorola, and (iii) a new credit facility pursuant to which up to $200.0 million in additional term loans (the "Second Secured Borrowings") will be made available by Motorola.

     Giving effect to these amendments, the Bank Credit Facility provides for up to $1.905.0 billion of secured financing (consisting of a $1.085 billion revolving loan and $820.0 million in term loans) and the Vendor Credit Facility provides for up to $395.0 million of secured financing (consisting of a $195.0 million revolving loan and $200.0 million of term loans), in each case subject to the satisfaction or waiver of applicable borrowing conditions. Borrowings under the Bank Credit Facility and Vendor Credit Facility, as amended, are ratably secured by liens on assets of Nextel's subsidiaries that are "restricted" subsidiaries under the terms of Nextel's public indentures.

     The agreement related to the Second Secured Borrowings provides for up to $200.0 million of Second Secured Borrowings in the form of secured term loans available prior to March 31, 1999. The Second Secured Borrowings are secured by the liens that secure borrowings under the Bank Credit Facility and Vendor Credit Facility, but are second in ranking to such borrowings. Availability of the Second Secured Borrowings is subject to a number of conditions including the prior borrowing of all amounts available under the Vendor Credit Facility and the Bank Credit Facility.

     Copies of the amendments to the agreements relating to the Bank Credit Facility and the Vendor Credit Facility and the agreement relating to the Second Secured Borrowings, which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, are incorporated herein by reference, and the descriptions herein are qualified in their entirety by such reference.

     On August 20, 1997 the Board of Directors approved the appointment of Frank M. Drendel as a Director of Nextel. The press release announcement is attached hereto as Exhibit 99.4.


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (A)  Financial Statements of Business Acquired.
                    Not applicable.

         (B)  Pro Forma Financial Information.
                    Not applicable.

         (C)  Exhibits.

Exhibit No.  Exhibit Description


99.1         Amendment No. 3 to Credit Agreement, dated as of August 20,
             1997, amending the Credit Agreement dated as of September 27, 1996 between Nextel Communications, Inc., Nextel Finance Company and the other Restricted Companies, the Lenders party thereto, Toronto Dominion (Texas), Inc., as Administrative Agent and The Chase Manhattan Bank, as Collateral Agent.

99.2         Amendment No. 3 to Vendor Financing Agreement, dated as of
             August 29, 1997, amending the Amended, Restated and Consolidated Credit Agreement, dated as of September 27, 1996 between Nextel Communications, Inc., Nextel Finance Company and the other Restricted Companies, Motorola, Inc. and NTFC Capital Corporation.

99.3         Second Secured Vendor Financing Agreement dated as of August
             29, 1997 among Nextel Communications, Inc., Nextel Finance Company and the other Restricted Companies and the Vendor Lenders party thereto.

99.4         Press Release dated August 25, 1997.


                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                NEXTEL COMMUNICATIONS, INC.



Date: September 5, 1997  By: /s/Thomas J. Sidman
                             Thomas J. Sidman
                             Vice President and General Counsel

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Exhibit No.  Exhibit Description

99.1         Amendment No. 3 to Credit Agreement, dated as of August 20,
             1997, amending the Credit Agreement dated as of September 27, 1996 between Nextel Communications, Inc., Nextel Finance Company and the other Restricted Companies, the Lenders party thereto, Toronto Dominion (Texas), Inc., as Administrative Agent and The Chase Manhattan Bank, as Collateral Agent.

99.2         Amendment No. 3 to Vendor Financing Agreement, dated as of
             August 29, 1997, amending the Amended, Restated and Consolidated Credit Agreement, dated as of September 27, 1996 between Nextel Communications, Inc., Nextel Finance Company and the other Restricted Companies, Motorola, Inc. and NTFC Capital Corporation.

99.3         Second Secured Vendor Financing Agreement dated as of August
             29, 1997 among Nextel Communications, Inc., Nextel Finance Company and the other Restricted Companies and the Vendor Lenders party thereto.

99.4         Press Release dated August 25, 1997.